Exhibit 23.C


                         CONSENT OF INDEPENDENT AUDITOR

         We consent to the incorporation by reference in the registration statement on Form S-3 of Tech Data Corporation of our report dated March 28, 2000, relating to the consolidated balance sheet of Computer 2000 Aktiengesellschaft and subsidiaries as of January 31, 2000, which report appears in the January 31, 2000 annual report on Form 10-K405 of Tech Data Corporation dated March 28, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


KPMG Hartkopf + Rentrop Treuhand KG
Wirtschaftsprufungsgesellschaft
Munchen
August 28, 2000